SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

Co-Signer, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-661, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 267-4461

_______________________________________ ______________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 16, 2013, our board of directors appointed Kurtis A. Kramarenko to serve as our new President and CEO. Concurrently with this appointment, Darren Magot resigned his positions as President, CEO, CFO, and Treasure. Mr. Magot will continue to serve as a member of our board of directors. We have started our search for a new corporate Treasurer and CFO.

Kurtis A. Kramarenko, our newly-appointed President and CEO, has been the principal of Autasha, LLC since November of 2007 and has been the head of business development for Ayers Basement Systems since November of 2011. In addition, he has been a member of the board of directors of Conceivex, Inc. since 2008. From June of 2000 to September of 2008, Mr. Kramarenko served as a senior specialty medical representative for Tap Pharmaceuticals, Inc. While at Tap Pharmaceuticals Inc., he led the company in national sales for three consecutive years and successfully launched several new drugs to the market. Mr. Kramarenko was the owner/operator of Double K Feeds, Pet & Ranch Supplies from 1997 to 2000. He was the National Sales Director for DeVries & Company from January of 1994 to September of 1995. Mr. Kramarenko was the Department Head - Fixed Income Desk at North American Financial from April of 1993 to November of 1993. He was the founder and President of Ashford Investments, Inc. from 1990 to 1993, the Investment Portfolio Manager for Mutual Savings Bank from 1988 to 1990, a Financial Consultant at First of Michigan Corporation from 1987 to 1988, and a Financial Consultant at Merrill Lynch from 1986 to 1987. At Mutual Savings Bank, whose assets totaled more than $1.2 billion, Mr. Kramarenko sat on the Asset/Liability Committee and was responsible for managing the institution’s $750 million portfolio. Some of his most significant accomplishments were the identification and recovery of $1 million in delinquent investment payments previously written off by the financial institution, and the reduction of its cost of funds on the reverse repurchase agreement portfolio by 200 basis points through direct negotiations, saving the institution $6 to 8 million dollars annually. Kurt holds a degree of Bachelor of Science in Business Administration from Michigan State University with a strong emphasis in finance, marketing and interpersonal communications. He has also preformed post graduate studies in business at both Central Michigan and Princeton University.

Our newly-appointed President and CEO has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

A written employment agreement with Mr. Kramarenko is currently under negotiation. We will make additional disclosures when the agreement is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Co-Signer, Inc.

/s/ Kurt Kramarenko

Kurt Kramarenko

President, Chief Executive Officer

Date: December 19, 2013

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